EXHIBIT 24.1

POWERS OF ATTORNEY OF DIRECTORS AND OFFICERS OF KEY ABS LLC

KEY ABS LLC

POWER OF ATTORNEY

The undersigned, each a manager and/or officer of Key ABS LLC, a Delaware limited liability company (the "Company"), which proposes to file with the United States Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 with respect to the issuance of securities by one or more Trusts, to be established by the Company or its affiliate in connection with the securitization, from time to time, of a portion of the Company's or an affiliate’s receivables, asset-backed securities or interests therein, hereby constitutes and appoints Daniel R. Stolzer and Richard S. Hawrylak, and each of them, as attorney for the undersigned, with full power of substitution and resubstitution, for and in the name, place, and stead of the undersigned, to sign and file the proposed Registration Statement and any and all pre-effective amendments, post-effective amendments, supplements, prospectuses and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the Registration Statement, such securities or such registration, on behalf of itself, as originator of such Trust and in its capacity as Depositor on behalf of such Trust, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute or substitutes.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of August 23, 2005.

/s/ Craig T. Platt

/s/ Joseph Chinnici

Craig T. Platt

Joseph Chinnici

Manager and Vice President

Manager and President

/s/ Gayle Hall

/s/ Paul Henson

Gayle Hall

Paul Henson

Manager and Chief Financial Officer

Manager and Vice President

/s/ Evelyn Echevarria

Evelyn Echevarria

Independent Manager